UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): August 8, 2008

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 8, 2008, HearUSA, Inc. (the “Company”) entered into a Hearing Care Program Services Agreement with AARP, Inc. and AARP Services, Inc. (the “Services Agreement”), and an AARP License Agreement with AARP, Inc. (the “License Agreement”), pursuant to which the Company will provide an AARP-branded discount hearing care program to AARP members. The Company issued a press release announcing this development on August 11, 2008, a copy of which is furnished with this Form 8-K as Exhibit 99.1.

Under the Services Agreement, the Company has agreed to provide to AARP members discounts on hearing aids and related services, through the Company’s company-owned centers and independent network of hearing care providers. Hearing aids sold under the AARP program will come with a three year limited warranty and a three year supply of batteries included in the price of the hearing aid. The Company will allocate $4.4 million annually to promote the AARP program to AARP members and the general public, and will contribute 9.25% of that amount to AARP’s marketing cooperative. The Company will also contribute $500,000 annually to fund an AARP sponsored education campaign to educate and promote hearing loss awareness and prevention to AARP members and the general public. The Company has also committed, in cooperation with AARP, to donate a number of hearing aids annually (1,000 hearing aids in calendar year 2009) to be distributed free of charge to economically disadvantaged individuals who have experienced hearing loss. The Company expects to begin the program during the fourth quarter of 2008 in a limited region. The Company has agreed to make the program available through a combination of company-owned centers and independent network providers in all 50 States, the District of Columbia and Five U.S. Territories (American Samoa, Guam, Marianas Islands, Puerto Rico and the U.S. Virgin Islands) by 2010. The Services Agreement has an initial term of three years ending in August 2011. At the end of the initial three year term, the Company has an option to extend the term of the Services Agreement for an additional two year period.

Pursuant to the License Agreement, AARP granted the Company a limited license to use the AARP name and related trade and service marks in connection with the operation and administration of the AARP program, including the advertising and promotion of the program. The term of the License Agreement will run concurrently with the term of the Services Agreement. The Company will pay AARP a fixed annual royalty of $7.6 million for each year of the initial three year term of the AARP program. The royalty payment is payable to AARP in equal quarterly installments beginning on January 10, 2009. If the Company exercises its option to extend the AARP program for the additional two-year period, the royalty payment to AARP will increase to $11 million in the first option year and $12 million in the second option year.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued August 11, 2008.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: August 11, 2008	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued August 11, 2008.